Exhibit 20.3
Page 1 of 3

                    Navistar Financial 1997 - A Owner Trust
                          For the Month of March 2000
                      Distribution Date of April 17, 2000
                            Servicer Certificate #36

Original Pool Amount Initial Receivables               $411,613,980.45
Subsequent Receivables (transferred 5/9/97)             $76,128,743.83
Subsequent Receivables (transferred 5/23/97)            $12,254,010.44

Beginning Pool Balance                                  $94,037,662.68
Beginning Pool Factor                                        0.1928018

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $8,063,380.24
     Interest Collected                                    $775,241.39

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                     $296,984.42
Total Additional Deposits                                  $296,984.42

Repos / Chargeoffs                                       $1,765,055.01
Aggregate Number of Notes Charged Off                              143

Total Available Funds                                    $9,135,606.05

Ending Pool Balance                                     $84,209,227.43
Ending Pool Factor                                           0.1726509

Servicing Fee                                               $78,364.72

Repayment of Servicer Advances                                   $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                  $9,610,513.68
     Target Percentage                                          10.00%
     Target Balance                                      $8,420,922.74
     Minimum Balance                                    $10,499,931.43
     (Release) / Deposit                                   ($48,458.03)
     Ending Balance                                      $9,562,055.65

Current Weighted Average APR:                                   9.735%
Current Weighted Average Remaining Term (months):                20.26

Delinquencies                                              Dollars       Notes
     Installments:               1 - 30 days           $1,072,742.66      636
                                 31 - 60 days            $414,126.46      249
                                 60+  days               $368,401.80      131

     Total:                                            $1,855,270.92      680

     Balances:                   60+  days             $3,721,386.56      131

Memo Item - Reserve Account
     Prior Month                                      $10,865,128.09
+    Invest. Income                                       $48,458.03
+    Excess Serv.                                              $0.00
+    Transfer (to) / from Collections Account         ($1,303,072.44)
     Beginning Balance                                 $9,610,513.68

Exhibit 20.3
Page 2 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of March 2000

                                                                                NOTES
                                       (Money Market)
                                            TOTAL           CLASS A - 1        CLASS A - 2       CLASS A - 3       CLASS B NOTES
                                       $500,000,000.00    $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                      0.00%              0.00%            100.00%             0.00%
     Coupon                                                       5.841%             6.350%             6.750%            6.950%

Beginning Pool Balance                  $94,037,662.68
Ending Pool Balance                     $84,209,227.43

Collected Principal                      $8,063,380.24
Collected Interest                         $775,241.39
Charge - Offs                            $1,765,055.01
Liquidation Proceeds / Recoveries          $296,984.42
Servicing                                   $78,364.72
Cash Transfer from Reserve Account       $1,303,072.44
Total Collections Available
  for Debt Service                      $10,360,313.77

Beginning Balance                       $94,037,662.68             $0.00              $0.00     $76,537,662.68    $17,500,000.00

Interest Due                               $531,878.52             $0.00              $0.00        $430,524.35       $101,354.17
Interest Paid                              $531,878.52             $0.00              $0.00        $430,524.35       $101,354.17
Principal Due                            $9,828,435.25             $0.00              $0.00      $9,828,435.25             $0.00
Principal Paid                           $9,828,435.25             $0.00              $0.00      $9,828,435.25             $0.00

Ending Balance                          $84,209,227.43             $0.00              $0.00     $66,709,227.43    $17,500,000.00
Note / Certificate Pool Factor                                    0.0000             0.0000             0.3790            1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                     $10,360,313.77             $0.00              $0.00     $10,258,959.60       $101,354.17

Interest Shortfall                               $0.00             $0.00              $0.00              $0.00             $0.00
Principal Shortfall                              $0.00             $0.00              $0.00              $0.00             $0.00
     Total Shortfall                             $0.00             $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                 $0.00
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance           $9,610,513.68
(Release) / Draw                           ($48,458.03)
Ending Reserve Acct Balance              $9,562,055.65

Exhibit 20.3
Page 3 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of March 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                      5                    4                   3                   2                  1
                                   Nov-99               Dec-99              Jan-00              Feb-00              Mar-00
Beginning Pool Balance        $123,175,690.40       $116,282,961.46     $109,149,572.74      $101,082,302.70      $94,037,662.68

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                 $128,310.24           $177,708.40         $164,958.04          $323,696.19       $1,765,055.01
    Recoveries                    $122,774.52           $328,240.04         $218,859.06          $272,932.80         $296,984.42

Total Charged Off (Months 5, 4, 3)                      $470,976.68
Total Recoveries (Months 3, 2, 1)                       $788,776.28
Net Loss / (Recoveries) for 3 Mos                      ($317,799.60)(a)

Total Balance (Months 5, 4, 3)                      $348,608,224.60 (b)

Loss Ratio Annualized  [(a/b) * (12)]                     -1.0939%

Trigger:  Is Ratio > 1.5%                                       No
                                                                            Jan-00              Feb-00              Mar-00

B)   Delinquency Trigger:                                                 $4,738,199.19        $5,581,557.53       $3,721,386.56
     Balance delinquency 60+ days                                              4.34101%             5.52179%            3.95734%
     As % of Beginning Pool Balance                                            3.11883%             4.46047%            4.60672%
     Three Month Average

Trigger:  Is Average > 2.0%                                    Yes

C)   Noteholders Percent Trigger:                          1.9124%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                     No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer